                                                                                                                     Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2011 with respect to the financial statements of Pointer Localizacion y Asistencia S.A.; such report has been included in the Annual Report of Pointer Telocation Ltd. on Form 20-F for the year ended December 31, 2010, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Buenos Aires, Argentina

March 29, 2011